UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 21, 2009

SCIENTIFIC GAMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

0-13063

(Commission File Number)

Delaware	81-0422894
(State or other Jurisdiction	(IRS Employer
of Incorporation)	Identification Number)

750 Lexington Avenue, 25th Floor, New York, New York 10022

(Address of Principal Executive Offices)

(Zip Code)

(212) 754-2233

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

Issuance of Senior Subordinated Notes; Indenture

On May 21, 2009, Scientific Games International, Inc. (“SGI”), a wholly owned subsidiary of Scientific Games Corporation (the “Company”), issued $225 million in aggregate principal amount of its 9.25% Senior Subordinated Notes due 2019 (the “Notes”) at an issue price of 96.823% of the principal amount thereof in a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended, and to persons outside the United States under Regulation S under the Securities Act of 1933, as amended. The Notes were issued pursuant to an indenture dated as of May 21, 2009 (the “Indenture”) among SGI, as issuer, the Company, as a guarantor, the Company’s subsidiary guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee.

The Notes bear interest at the rate of 9.25% per annum, which accrues from May 21, 2009 and is payable semiannually in arrears on June 15 and December 15 of each year, commencing on December 15, 2009. The Notes mature on June 15, 2019, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the Indenture.

SGI may redeem some or all of the Notes at any time prior to June 15, 2014 at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of redemption plus a “make whole” premium. SGI may redeem some or all of the Notes for cash at any time on or after June 15, 2014 at the prices specified in the Indenture. In addition, at any time on or prior to June 15, 2012, SGI may redeem up to 35% of the initially outstanding aggregate principal amount of the Notes at a redemption price of 109.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, with the net cash proceeds contributed to the capital of SGI from one or more equity offerings of the Company. Additionally, if a holder of Notes is required to be licensed, qualified or found suitable under any applicable gaming laws or regulations and that holder does not become so licensed or qualified or is not found to be suitable, then SGI will have the right to, subject to certain notice provisions set forth in the Indenture, (1) require that holder to dispose of all or a portion of those Notes or (2) redeem the Notes of that holder at a redemption price calculated as set forth in the Indenture. If the Company or SGI experiences specific kinds of changes in control or the Company or any of its restricted subsidiaries sells certain of its assets, then SGI must offer to repurchase the Notes on the terms set forth in the Indenture.

The Notes will be subordinated to all of SGI’s existing and future senior debt, will rank equally with all of its existing and future senior subordinated debt, and will rank senior to all of its future debt that is expressly subordinated to the Notes. The Notes will be guaranteed on a senior subordinated unsecured basis by the Company and all of its wholly owned domestic subsidiaries (other than SGI). The guarantees of the Notes will be subordinated to all of the guarantors’ existing and future senior debt, will rank equally with all of their existing and future senior subordinated debt, and will rank senior to all of their future debt that is expressly subordinated to the guarantees of the Notes. The Notes will be structurally subordinated to all of the liabilities of the Company’s non-guarantor subsidiaries.

The Indenture contains certain covenants that, among other things, limit the Company’s ability, and the ability of certain of its subsidiaries, to incur additional indebtedness, pay dividends or make distributions or certain other restricted payments, purchase or redeem capital stock, make investments or extend credit, engage in certain transactions with affiliates, engage in sale-leaseback transactions, consummate certain assets sales, effect a consolidation or merger, or sell, transfer, lease or otherwise dispose of all or substantially all assets, or create certain liens and other encumbrances on assets.

The Indenture contains events of default customary for agreements of its type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default arising from certain events of bankruptcy or insolvency with respect to the Company or SGI, all outstanding Notes will become due and payable immediately without further action or notice. If any other type of event of default occurs and is continuing, then the trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Registration Rights Agreement

In connection with the issuance of the Notes, SGI, the Company, the Company’s subsidiary guarantors party thereto, and J.P. Morgan Securities Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co., as representatives for the initial purchasers listed therein, entered into a registration rights agreement, dated May 21, 2009 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, SGI and the guarantors agreed, for the benefit of the holders of the Notes, that they will file with the Securities and Exchange Commission (the “SEC”) within 90 days after the date the Notes are issued, and use their commercially reasonable efforts to cause to become effective, a registration statement relating to an offer to exchange the Notes for an issue of SEC-registered notes (the “Exchange Notes”) with terms identical to the Notes (except that the Exchange Notes will not be subject to restrictions on transfer or to any increase in annual interest rate as described below).

Under certain circumstances, including if applicable interpretations of the staff of the SEC do not permit SGI to effect the exchange offer, SGI and the guarantors will use their commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Notes and to keep that shelf registration statement effective until the first anniversary of the date such shelf registration statement becomes effective, or such shorter period that will terminate when all Notes covered by the shelf registration statement have been sold. The obligation to complete the exchange offer and/or file a shelf registration statement will terminate on the second anniversary of the date of the Registration Rights Agreement.

If the exchange offer registration statement is not filed within 90 days after the date the Notes are issued, or the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before February 15, 2010 (subject to the right of the Company to extend such date by up to 90 additional days under customary “blackout” provisions if the Company determines in good faith that it is in possession of material, non-public information), the annual interest rate borne by the Notes will be increased by 0.25% per annum for the first 90-day period immediately following such date and by an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 1.0% per annum thereafter until the exchange offer is completed, the shelf registration statement is declared effective or the obligation to complete the exchange offer and/or file the shelf registration statement terminates, at which time the interest rate will revert to the original interest rate on the date the Notes were originally issued.

The foregoing descriptions of the terms of the Indenture and the Registration Rights Agreement are qualified in their entirety by the full text of these agreements, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively.

J.P. Morgan Securities Inc. is a joint lead arranger and joint bookrunner, and its affiliate JPMorgan Chase Bank, N.A. is the administrative agent and a lender, under the credit agreement SGI and the Company entered into in June 2008 (which was amended in March 2009). Banc of America Securities LLC is a joint lead arranger and joint bookrunner, and its affiliate Bank of America, N.A. is a co-syndication agent and a lender, under the credit agreement. Daiwa Securities America Inc., HSBC Securities (USA) Inc., ING Financial Markets LLC, Mitsubishi UFJ Securities (USA), Inc., Scotia Capital (USA) Inc. (which is affiliated with the trustee under the Indenture) and UniCredit Capital Markets, Inc. are affiliated or have relationships with lenders (and, in the case of ING Financial Markets LLC and Mitsubishi UFJ Securities (USA), Inc., co-documentation agents) under the credit agreement. JPMorgan Chase Bank, N.A. is also party to the guarantee and collateral agreement related to the credit agreement. In addition, J.P. Morgan Securities Inc. and Banc of America Securities LLC are parties, as representatives for the initial purchasers listed therein (which include certain of the initial purchasers of the Notes listed above), to the registration rights agreement that SGI and the Company entered into in June 2008 in connection with SGI’s issuance of its 7.875% Senior Subordinated Notes due 2016. Additional information regarding such agreements was previously disclosed in Item 1.01 of the Company’s Form 8-K filed with the SEC on June 13, 2008 and, with respect to the amendment to the credit agreement, Item 1.01 of the Company’s Form 8-K filed with the SEC on April 2, 2009, which is incorporated herein by reference.

In December 2004, in connection with the Company’s issuance of its 0.75% Convertible Senior Subordinated Debentures due 2024 and in order to reduce the potential dilution upon conversion of the convertible debentures, the Company entered into convertible bond hedge and warrant option transactions with JPMorgan Chase Bank, N.A. and Bear Stearns & Co. Inc., which was recently acquired by JPMorgan Chase & Co. and is now an affiliate of JP Morgan Securities Inc.  During the term of the bond hedges (which expire no later than June 1, 2010), the sellers of the options will deliver to the Company upon the Company’s exercise of such options after a conversion of the convertible debentures a number of shares of common stock based on the extent to which the then market price of the Company’s Class A common stock exceeds $29.10 per share. The options provide for net share settlement upon exercise. An affiliate of JPMorgan Chase Bank, N.A. is party to the Registration Rights Agreement. Additional information regarding such transactions was previously disclosed in Item 3.02 of the Company’s Form 8-K filed with the SEC on December 30, 2004, which is incorporated herein by reference.

Section 2 — Financial Information

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of May 21, 2009, among SGI, as issuer, the Company, as a guarantor, the subsidiary guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee.

4.2

Registration Rights Agreement, dated as of May 21, 2009, among SGI, the Company, the subsidiary guarantors party thereto, and J.P. Morgan Securities Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co., as representatives for the initial purchasers listed therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

	By:	/s/ Jeffrey S. Lipkin
Name: Jeffrey S. Lipkin
Title: Vice President and Chief Financial Officer

Date: May 27, 2009

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of May 21, 2009, among SGI, as issuer, the Company, as a guarantor, the subsidiary guarantors party thereto and The Bank of Nova Scotia Trust Company of New York, as trustee.

4.2

Registration Rights Agreement, dated as of May 21, 2009, among SGI, the Company, the subsidiary guarantors party thereto, and J.P. Morgan Securities Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co., as representatives for the initial purchasers listed therein.